UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 20, 2007
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

810 Peace Portal Drive, Suite 201
Blaine, Washington	98230
(Address of principal executive offices)	(Zip Code)

(360) 318-3020
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

On July 20, 2007, Ireland Inc. (the “Company”) issued 3,150,000 units (each a “Unit”) at a price of $0.65 per unit to non-US persons as contemplated under Regulation S of the Securities Act of 1933 (the “Securities Act”). Each Unit consisted of one share of the Company’s common stock and one-half of one share purchase warrant. Each whole warrant entitles the holder to purchase an additional share of the Company’s common stock at a price of $1.00 US per share for a period of one (1) year from the date the Units were issued.

Also on July 20, 2007, the Company issued a further 3,962,000 Units to certain accredited investors under Rule 506 of Regulation D of the Securities Act (the “US Offering”).

These share issuances represent the second tranche of the private placements announced by the Company on April 25, 2007. The Company paid a commission of $161,752.50 to S&P Investors Inc. (“S&P”) in connection with the sale of 3,555,000 Units under the US Offering. The commission was paid pursuant to the Company’s agency agreement with S&P. In addition, the Company will issue agent’s warrants to S&P in accordance with the terms of the agency agreement. A copy of the agency agreement is attached as an exhibit to the Company’s report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date: July 25, 2007
By:	/s/ Douglas D.G. Birnie

Douglas D.G. Birnie
President and Secretary